UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2013

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On April 3, 2013, the Board of Directors of CHS Inc. (the “Company”) adopted new CHS Compliance Policies (the “New Policies”) applicable to all directors, officers and employees of the Company. The New Policies, together with the Company's Global Code of Conduct (the “Code”), constitute the Company's code of ethics for purposes of Item 406(b) of Regulation S-K.

The New Policies replace policies (the “Prior Policies”) that had been in place at the time the Code was adopted, effective on January 2, 2012. The New Policies generally address the same topics as the Prior Policies but have been re-written to update the language and format and globalize the Company's policy statements. There are no material substantive changes reflected in the New Policies compared to the Prior Policies as they apply to the Company's principal executive officer, principal financial officer, principal accounting officer or controller.

The Company will provide a copy of the Code and the New Policies to any person, without charge, upon request in the same manner described in the Company's most recently filed Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

April 8, 2013	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer